SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 6, 2006
                                                           -------------

                                  INFORTE CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                       000-29239                36-3909334
          --------                       ---------                ----------
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                  File No.)           Identification No.)


500 N. Dearborn Avenue, Suite 1200
Chicago, Illinois                                                  60610
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number including area code:   (312) 540-0900


          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
                  240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02       Termination of a Material Definitive Agreement
                ----------------------------------------------

         On March 6, 2006, Inforte Corp. (the "Company") and David Sutton agreed upon terms of Mr. Sutton's separation of employment from the Company, effective March 6, 2006. The Agreement between the Company and Mr. Sutton provides for a termination of Mr. Sutton's employment as the Company's Chief Executive Officer and, to facilitate the transition of his responsibilities, his engagement as a strategic advisor for the Company for a period ending August 31, 2006. Mr. Sutton will receive consideration under the Agreement in an amount equal to six months' base salary (i.e., $150,000) and a continuation of healthcare benefits; a fee of $50,000 for his services as a strategic advisor; as well as a cash payment of $400,000 for all Mr. Sutton's unvested shares of restricted stock and vested stock options. All options and unvested shares of restricted stock of Mr. Sutton will be terminated. The Company has agreed to release
Mr. Sutton from his post-termination covenant not to compete, but he will remain subject to his covenant not to solicit the Company's clients and his confidentiality obligations to the Company, as currently provided under his Employment Agreement.

         The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Agreement, which the Company intends to file as an Exhibit in its next Annual Report on Form 10-K.

Item 5.02       Departure of Directors or Principal Officers; Election of
                ---------------------------------------------------------
                Directors; Appointment Principal Officers.
                -----------------------------------------

         Effective March 6, 2006, David Sutton has resigned as the Company's Chief Executive Officer. The Company's Board of Directors has appointed Stephen Mack as the Company's new President and interim Chief Executive Officer, effective March 6, 2006. The Company intends to commence a search for a new Chief Executive Officer in the near future.

         Mr. Mack was the former President and Chief Operating Officer of the Company. He joined the Company shortly after its founding and co-led the Company for 9 years, transitioning in 2003 from Director, President and Chief Operating Officer to a non-executive role on the Board of Directors. Since 2003, Mr. Mack has continued serving as a director of the Company. Mr. Mack received a Masters Degree in Engineering and Management from Birmingham University, in England.


Item 7.01       Regulation FD Disclosure
                ----------------------------------------------

         On March 6, 2006, the Company authorized issuance of a press release, dated March 7, 2006, with respect to Mr. Sutton's separation from the Company and Mr. Mack's appointment as President and interim Chief Executive Officer. The text of the press release is attached as Exhibit 99.


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INFORTE CORP.


March 6, 2006                           By:   /s/ Nick Heyes
                                           -------------------------------------
                                              Nick Heyes
                                              Chief Financial Officer







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